Exhibit 99.2

FOR IMMEDIATE RELEASE

Lear Contacts:

Mel Stephens

Investor/Media Contact

(248) 447-1624

Joel Elsesser

Investor Contact

(248) 447-5512

Lear Announces Closing of Refinancing Transactions

SOUTHFIELD, Michigan, August 17, 2017—Lear Corporation (NYSE: LEA), a leading global supplier of automotive seating and electrical systems, announced today that it has completed its previously announced offering of $750 million aggregate principal amount of 3.80% senior unsecured notes due 2027 (the “Offering”). The Offering follows the closing of a new $2 billion credit agreement announced August 8, 2017. The Company used the net proceeds from these refinancing transactions to issue an irrevocable notice of redemption to redeem $500 million aggregate principal amount of the Company’s 4.75% senior unsecured notes due 2023, reduce borrowings under the term loan facility by approximately $200 million, pay fees and expenses in connection with such refinancing transactions and for general corporate purposes. Following the refinancing transactions, the Company has extended its maturity profile, lowered its bond interest rate and increased its financial flexibility.

“Our recently completed financing activity represents an important first step in transitioning our debt structure to reflect our investment grade ratings and profile,” said Jeff Vanneste, the Company’s senior vice president and chief financial officer. “These transactions take advantage of attractive market conditions and will allow Lear to maintain one of the strongest balance sheets in the industry.”

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on

Form 10-K for the year ended December 31, 2016, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear

Lear Corporation was founded in Detroit in 1917 as American Metal Products. In 2017, the Company is celebrating its 100th year anniversary. Lear is one of the world’s leading suppliers of automotive seating systems and electrical distribution systems (E-Systems). Lear serves every major automaker in the world, and Lear content can be found on more than 400 vehicle nameplates. Lear’s world-class products are designed, engineered and manufactured by a diverse team of approximately 156,000 employees located in 38 countries. Lear currently ranks #151 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at lear.com or follow us on Twitter @LearCorporation.

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